UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2007

VANTAGE ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33496	51-0599779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Blvd., Suite 610
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 404-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Chief Financial Officer and Treasurer.

Effective November 2, 2007 Christopher G. DeClaire no longer serves as the Chief Financial Officer and Treasurer of Vantage Energy Services, Inc. (“Vantage”). Mr. DeClaire will continue serving on Vantage’s Board of Directors, and will continue in the role of Vice President focusing on Strategic Planning and Development and as Corporate Secretary.

(c)           Appointment of New Chief Financial Officer, Vice President and Treasurer.

Effective November 2, 2007, Douglas G. Smith became Chief Financial Officer, Vice President and Treasurer of Vantage. Mr. Smith will serve until the earlier of his resignation, retirement or termination.

Prior to joining Vantage, Mr. Smith, 39, served Pride International, Inc. as Vice-President- Financial Projects from January 2007 to June 2007, as Vice-President, Controller and Chief Accounting Officer from May 2004 to December 2006, and Director of Budget and Strategic Planning from March 2003 to May 2004.  From 2001 to 2003, Mr. Smith worked as an independent business consultant providing advisory services to a private equity group and start-up companies. From 2000 to 2001, Mr. Smith serviced as Vice-President of Finance and Accounting for COMSYS Information Technology Services, Inc.  Mr. Smith is a certified public accountant and has a bachelors of business administration and a masters of professional accounting degrees from the University of Texas.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was selected as Chief Financial Officer, Vice President and/or Treasurer. There are no family relationships between Mr. Smith and any director or other executive officer of Vantage. Vantage is not aware of any transaction in which Mr. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(e)           Compensation Arrangement with Mr. Smith.

Mr. Smith’s compensation arrangements with Vantage are an annual base salary of $275,000, an annual bonus with a target level of 70% of his annual base salary and a maximum level of 140% of his annual base salary, and a sign-on bonus of $20,000 cash plus an equity award.  Mr. Smith will be eligible for equity grants under the Company’s 2007 Long Term Incentive Compensation Plan, once such plan is approved by Vantage stockholders.  The actual amount and value of equity awards granted to Mr. Smith will be determined by the Board of Directors as and when the Board of Directors approves equity awards, although the Board of Directors currently anticipates granting to Mr. Smith equity awards that will be valued in the range of $500,000 to $750,000 upon sign-on and per annum.  As of the date of filing of this current report on Form 8-K, no equity awards have been granted.  In addition, Mr. Smith will be eligible for other benefits consistent with those to be received by other Vantage executives.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vantage has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE ENERGY SERVICES, INC.

Date: November 7, 2007	By:	/s/ Paul A. Bragg
Paul A. Bragg
Chairman and Chief Executive Officer

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